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       PROXY                PATRICK PETROLEUM COMPANY               PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                                             , 1995

           The undersigned hereby appoints U.E. Patrick and Robert J. Swistock and each of them, with full power of substitution, as proxies to represent the undersigned at a Special Meeting of Stockholders of Patrick Petroleum Company ("Patrick") and any adjournment thereof and to vote all shares of common stock the undersigned would be entitled to vote as indicated upon all matters referred to herein and in their discretion upon any other matters which may properly come before the meeting.

       (1) To approve and adopt an Agreement and Plan of Merger dated as of March 10, 1995 a copy of which is attached as Appendix I to the accompanying Joint Proxy Statement/Prospectus.

               / / FOR          / / AGAINST          / / ABSTAIN


       (2) To approve and adopt the Goodrich Petroleum Corporation 1995 Stock Option Plan.



               / / FOR          / / AGAINST          / / ABSTAIN



       (3) To transact such other business as may properly come before the Special Meeting or any adjournment thereof.



       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.


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           If the shares are issued in the names of two or more persons, each person should sign the Proxy. If the shares are issued in the name of a corporation or partnership, please sign in the corporate name, by president or other authorized officer, or in the partnership name, by an authorized person.
                                            Dated: _______________ , 1995

                                            _____________________________
                                                       Signed

                                            _____________________________
                                                       Signed

                                            Please sign exactly as your
                                            name appears and return this
                                            Proxy promptly in the
                                            accompanying postage-paid
                                            envelope. When signing as
                                            Attorney, Executor,
                                            Administrator, Trustee,
                                            Guardian or in any other
                                            representative capacity,
                                            please give your full title
                                            as such.

         IF YOU PLAN TO ATTEND THIS MEETING PLEASE CHECK THIS BOX.  / /

                 PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY
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